Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (No. 333-296272) on Form S-4 of HBT Financial, Inc. of our reports dated March 6, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of HBT Financial, Inc., appearing in the Annual Report on Form 10-K of HBT Financial, Inc. for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

August 4, 2026